UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)    July 8, 2011

AspenBio Pharma, Inc.
(Exact name of registrant as specified in charter)

Colorado	001-33675	84-155338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 South Perry Street, Castle Rock, CO	80104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 794-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The annual meeting of shareholders of AspenBio Pharma, Inc. (the “Company”) for 2011 was held on July 8, 2011 (the “Annual Meeting”).  At the Annual Meeting, the shareholders approved amendments (the “Amendment”) to the Amended and Restated 2002 Stock Incentive Plan, as amended (the “Plan”) to increase the number of shares of Common Stock reserved under the Plan from 6,800,000 to 7,500,000, and to extend the termination date of the Plan to July 8, 2021.  A copy of the Amendment is attached to this Form 8-K as an exhibit and incorporated herein.

At the Board of Directors meeting on July 8, 2011, the Board of Directors approved stock option awards under the Plan to Steve Lundy, the Company’s President and Chief Executive Officer, and to Greg Bennett, the Company’s Senior Vice President of Manufacturing and Product Development.  The awards consisted of stock options to acquire 400,000 shares of Common Stock for Mr. Lundy and stock options to acquire 200,000 shares of Common Stock for Mr. Bennett.  Each of the awards vests equally on the first, second and third anniversaries, respectively, of the date of grant, has a term of 10 years and otherwise has the standard terms set forth in the Plan.  The stock option exercise price is $0.68 per share, equal to the fair market value of the Company’s Common Stock on the date of grant.  The awards were made by the Board of Directors as retention awards to the two senior executive officers leading the Company’s product development and regulatory approval efforts with respect to AppyScore™, the Company’s lead product in development.  The Board of Directors determined that such retention awards were appropriate and in the best interests of the Company to provide incentive compensation to such senior officers at this critical time in the Company’s product development efforts.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on July 8, 2011, the total number of shares represented in person or by proxy was 31,289,056 of the 40,138,324 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.  The following matters were voted upon at the Annual Meeting:

1.           Election of Directors:  The following named persons were elected as Directors of the Company to serve until the next Annual Meeting of Shareholders in 2012 or until their successors are elected and qualified.  The votes cast were as follows:

Director Nominee	Number of Votes
	Votes For	Votes Withheld
Stephen T. Lundy	10,197,332	1,573,184
Gail S. Schoettler	9,967,820	1,802,696
Daryl J. Faulkner	10,094,168	1,676,348
Douglas I. Hepler	10,213,572	1,556,944
John H. Landon	10,210,398	1,560,118
Michael R. Merson	10,104,913	1,665,603
Gregory S. Pusey	10,186,467	1,584,049
Mark J. Ratain	10,210,665	1,559,851
David E. Welch	10,016,083	1,754,433

2.           Approval of Amendment to 2002 Stock Incentive Plan:  The shareholders voted to amend the Plan to increase the number of shares of Common Stock reserved under the Plan from 6,800,000 to 7,500,000, and to extend the termination date of the Plan to July 8, 2021.  The shareholder vote as to this matter was as follows:

9,443,511 votes for	2,299,982 votes against	27,023 abstentions

3.           Authorization of Reverse Stock Split:  The shareholders voted to authorize a reverse stock split of the outstanding shares of the Company’s Common Stock in a ratio of at least 1-for-2 and up to 1-for-6.  The shareholders also approved a corresponding amendment to the Company’s Articles of Incorporation to reduce the total authorized shares of the Company’s Common Stock to 30,000,000 if a reverse stock split of 1-for-3, 1-for-4, or 1-for-5 is effected, or to 20,000,000 if a reverse stock split of 1-for-6 is effected, subject to the authority of the Board of Directors to abandon such amendment.  The shareholder vote as to this matter was as follows:

26,102,672 votes for	5,115,356 votes against	71,028 abstentions

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibits

10.1	Amendment to Amended and Restated 2002 Stock Incentive Plan, as amended, of AspenBio Pharma, Inc., effective July 8, 2011.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AspenBio Pharma, Inc. (Registrant)
Date: July 13, 2011	By:	/s/ Jeffrey G. McGonegal
Jeffrey G. McGonegal
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Amendment to Amended and Restated 2002 Stock Incentive Plan, as amended, of AspenBio Pharma, Inc., effective July 8, 2011.